SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant		☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as Permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to
Rule 14a-11(c) or Rule 14a-12

Glowpoint, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

April 16, 2008

Dear Stockholder:

We are pleased to invite you to the 2008 Annual Meeting of Stockholders of Glowpoint, Inc., which will be held at 1:30 p.m. local time, on May 20, 2008, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102.

At the meeting, you will be asked to (i) elect three Class III members of our board of directors to serve a three-year term each and (ii) ratify the appointment of Amper, Politziner & Mattia, P.C. as our Independent Registered Public Accounting Firm for fiscal year 2008.

The enclosed notice and proxy statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our Annual Report, which was filed with the Securities and Exchange Commission on Form 10-K on March 27, 2008.  Copies of these reports are available for review at www.glowpoint.com/investors or may be mailed to you free of charge by requesting a copy by contacting us at 866-GLOWPOINT (x2002) or mailing a request to Glowpoint Investor Relations, 225 Long Avenue, Hillside NJ 07205.

We hope you will be able to attend the meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone, so that your shares will be represented and voted at the meeting.

Sincerely,

/s/ MICHAEL BRANDOFINO
Michael Brandofino
Chief Executive Officer and President

GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

NOTICE OF THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2008

To our Stockholders:

The Annual Meeting of Stockholders of Glowpoint, Inc. will be held at 1:30 p.m. local time on May 20, 2008, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102, for the following purposes:

1.

To elect three Class III members of our board of directors to serve a three-year term each;

2.

To ratify the appointment of Amper, Politziner & Mattia, P.C. as our Independent Registered Public Accounting Firm for fiscal year 2008; and

3.

To transact other business as may properly come before the meeting.

Stockholders of record of our common stock as of the close of business on April 8, 2008 are entitled to attend and vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

/s/ DAVID W. ROBINSON
David W. Robinson
Corporate Secretary

April 16, 2008

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE.

GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Glowpoint, Inc. (referred to throughout this proxy statement as “Glowpoint” or “we” or “our”) is soliciting proxies for our 2008 Annual Meeting of Stockholders or any adjournment or postponement thereof. The Annual Meeting will be held at 1:30 p.m. local time on May 20, 2008, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102. This proxy statement, the accompanying proxy card, and our 2007 Annual Report released on Form 10-K on March 27, 2008 are first being mailed to stockholders on or about April 16, 2008.

At the Annual Meeting, stockholders will be asked to consider and vote on (1) electing three Class III members of our board of directors to serve a three-year term each and (2) ratifying the appointment of Amper, Politziner & Mattia, P.C. as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.  At the Annual Meeting, stockholders may also be asked to consider and take action with respect to other matters that properly come before the meeting. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

RECORD DATE: QUORUM

Only holders of record of our common stock at the close of business on April 8, 2008 are entitled to vote at the Annual Meeting. As of the record date, approximately 46,389,673 shares of common stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES

The shares represented by the proxies received, properly dated and executed or authenticated, in the case of voting by telephone, and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

The affirmative vote of the holders of a plurality of the shares of common stock voting on the matter is required for the election of directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the selection by the Audit Committee of Amper, Politziner & Mattia, P.C. as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008 (Proposal 2).

Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.  A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Proposal 1: A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available. Accordingly, votes withheld will have no effect in determining which director receives the highest number of votes. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes will exist in connection with Proposal Number 1.

Proposal 2: The vote of holders of a majority of voting power held by the stockholders present in person or represented by proxy is required for the ratification of the selection of Amper, Politziner & Mattia, P.C. as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. Additionally, the ratification of the appointment of the independent registered public accounting firm for 2008 is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will exist in connection with Proposal Number 2.

Properly executed or authenticated proxies that do not contain voting instructions will be voted (1) FOR each of the nominees named below for election as directors, (2) FOR ratification of Amper, Politziner & Mattia, P.C. as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008, and (3) with respect to other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

Stockholders have the option to vote by telephone. WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE. It is convenient, and it saves significant postage and processing costs. In addition, when you vote by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card or by telephone, you may use either of these methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse the related reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders, currently expected to occur in May 2009, must deliver the proposal to the Corporate Secretary, Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, no later than January 31, 2009 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

In addition, our by-laws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date the annual meeting was made, whichever occurs first.

 QUESTIONS AND ANSWERS ABOUT THE 2008 ANNUAL MEETING

Q:	What Is The Proposal Relating To The Election Of Directors That I Will Be Voting On At The Annual Meeting?

A:

You will be asked to consider and vote upon a proposal to elect individuals to the board of directors.  You will be asked to elect three Class III members of our board of directors to serve a three-year term each.  Specifically, you will be asked to elect the following three individuals to a three-year term: Aziz Ahmad, Dean Hiltzik; and Richard Reiss.

Q:	What Is The Proposal Relating To The Ratification Of The Audit Committee’s Appointment Of an Independent Registered Public Accounting Firm That I Will Be Voting On At The Annual Meeting?

A:

You will be voting to ratify the audit committee’s appointment of Amper, Politziner & Mattia, P.C., an Independent Registered Public Accounting Firm, as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

Q:	Who Is Soliciting My Proxy?

A:

This proxy solicitation is being made and paid for by Glowpoint. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet or fax, in person or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

Q:	How Does The Board Recommend That I Vote On The Matters Proposed?

A:	Your board unanimously recommends that you vote “FOR” each of the proposals submitted at the Annual Meeting.

Q:	Who Is Entitled To Vote At The Annual Meeting?

A:	Only holders of record of our common stock as of the close of business on April 8, 2008 will be entitled to notice of and to vote at the Annual Meeting.

Q:	When And Where Is The Annual Meeting?

A:	The Annual Meeting of our stockholders will be held at 1:30 p.m. local time, on Tuesday, May 20, 2008, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102.

Q:	Where Can I Vote My Shares?

A:	You can vote your shares where indicated by the instructions set forth on the proxy card, including by telephone, or you can attend and vote your shares in person at the Annual Meeting.

Q:	If My Shares Are Held In “Street Name” By My Broker, Will My Broker Vote My Shares For Me?

A:

Your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:	May I Change My Vote After I Have Mailed My Signed Proxy Card?

A:

Yes. Just send in a written revocation or a later dated, signed proxy card before the Annual Meeting or vote again by telephone, or simply attend the Annual Meeting and vote in person. Simply attending the Annual Meeting, however, will not revoke your proxy; you must vote at the Annual Meeting.

Q:	What Do I Need To Do Now?

A:

Please vote your shares as soon as possible so that your shares may be represented at the Annual Meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope or by telephone, or you may vote in person at the Annual Meeting.

Q:	Who Should I Call If I Have Questions?

A:	If you have questions about any of the proposals on which you are voting, you may call David W. Robinson, our Corporate Secretary, at 866-GLOWPOINT (x2087).

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our directors are presently divided into three classes. The number of directors is determined from time to time by our board of directors. A single class of directors is typically elected each year at the annual meeting of stockholders and each such director elected would serve for a term ending at the third annual meeting of stockholders after his or her election and until his or her successor is elected and duly qualified.  The Class III directors, whose term is expiring this year, will be elected for a term ending at the third annual meeting of stockholders after their election, which is the 2011 annual meeting, and until their successors are elected and duly qualified.

The Class III Director nominees who will stand for election are Aziz Ahmad, Dean Hiltzik and Richard Reiss, each of whom is currently a member of our board of directors and has consented to serve if elected.  In the event any nominee is unable or subsequently unwilling to serve as a nominee, the board of directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our board of directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected.

Director and Executive Officer Information

The following table sets forth information with respect to our current directors and executive officers.

Name	Age	Position with Company

Aziz Ahmad (5)	44	Class III Director
Bami Bastani (1)(2)(3)	54	Class II Director
Michael Brandofino	43	Chief Executive Officer, President and Class II Director
Dean Hiltzik (2)(3)	54	Class III Director
James S. Lusk (1)(2)	52	Class I Director
Richard Reiss	51	Class III Director
Peter Rust (1)(3)(4)	54	Class I Director

Non-Director Executive Officers:
Edwin F. Heinen	56	Chief Financial Officer and Executive Vice President, Finance
Joseph Laezza	37	Chief Operating Officer
David W. Robinson	39	Executive Vice President and General Counsel

________________________

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
(4)	Alternate Member of the Compensation Committee
(5)	Alternate Member of the Audit, Compensation and Nominating Committees

Biographies

Class III Director Nominees

Aziz Ahmad, Class III Director.  Mr. Ahmad joined our board of directors in June 2006. He is co-founder and a board member of Netria Systems, a joint venture between Vonair and Broadsoft that develops client management solutions for service providers of converged networks solutions. Mr. Ahmad is also the CEO and co-founder of Vonair, a firm focused on developing client applications for the Voice over IP and Video IP wireline and wireless markets, and CEO of UTC Associates, a leading systems and network integration professional services company. He holds B.E. and M.E. degrees in Electrical Engineering from The City College of New York.

Dean Hiltzik, Class III Director.  Mr.  Hiltzik has been a member of our board of directors since May 2000. From September 1999 until May 2000, Mr. Hiltzik was a member of the board of directors of All Communications Corporation (“ACC”). Mr. Hiltzik, a certified public accountant, is a partner and director of consulting services at

Schneider & Associates LLP, which he joined in 1979. Schneider provides tax and consulting services to Glowpoint. Mr. Hiltzik received a B.A. from Columbia University and an M.B.A. in Accounting from Hofstra University.

Richard Reiss, Class III Director.  Mr. Reiss has been a member of our board of directors since May 2000. He was co-founder and, until February 2008, served as President of Prime Communications, an Avaya Business Partner that installs technologically advanced communication systems for businesses of all sizes. Mr. Reiss previously served as Chairman of our board from May 2000 to December 2006 and served as our Chief Executive Officer from May 2000 to October 2003. Mr. Reiss also served as our President from May 2000 to April 2002. Mr. Reiss served as Chairman of the Board of Directors, President and Chief Executive Officer of ACC from ACC’s formation in 1991 until the formation of Glowpoint’s predecessor pursuant to the merger of ACC and View Tech, Inc. (“VTI”) in May 2000.

Required Vote and Board Recommendation

A plurality of the votes duly cast is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available.  Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

Additional Biographies

Bami Bastani, Class II Director.  Dr. Bastani joined our board of directors in February 2007 and his term will expire at the annual meeting of stockholders in 2010. He is President and CEO of ANADIGICS (NASDAQ: ANAD), a leading supplier of semiconductor radio frequency integrated circuits for the broadband and wireless communications markets. Prior to joining ANADIGICS in 1998, he held senior positions with Fujitsu Microelectronics and National Semiconductor. Dr. Bastani currently serves on the board of directors of ANADIGICS and Nitronex, a private company; he previously served on the board of directors of Globespan Virata in 2003 and was a national member of the AEA board of directors until 2007. Dr. Bastani earned his Ph.D and his M.S.E.E. in Microelectronics from Ohio State University and his B.S. (Electrical Engineering) from the University of Arkansas. He also holds three US patents.

Michael Brandofino, Chief Executive Officer, President and Class II Director.  Mr. Brandofino was named our Chief Executive Officer and President and a member of our board of directors in April 2006. His term as a director will expire at the annual meeting of stockholders in 2010. Mr. Brandofino previously served as our Chief Operating Officer and, before that, served as our Executive Vice President and Chief Technology Officer since October 2000. Prior to that, Mr. Brandofino was co-founder and President of Johns Brook Co., Inc., a technology consulting company acquired by us in 2000. Mr. Brandofino holds a B.S. degree in Management Information Systems from Pace University.

James S. Lusk, Class I Director.  Mr. Lusk joined our board of directors in February 2007 and his term will expire at the annual meeting of stockholders in 2009. He is Chief Financial Officer of ABM Industries Incorporated (NYSE:ABM), a leading facility services contractor in the United States and Canada, and was formerly ABM’s Executive Vice President. Prior to joining ABM, he was Vice President, Business Services of Avaya, Chief Financial Officer, Treasurer of BioScrip/MIM, President of Lucent Technologies’ Business Solutions division, and interim Chief Financial Officer of Lucent Technologies. Mr. Lusk earned his B.S. (Economics), cum laude, from the Wharton School, University of Pennsylvania, and his M.B.A (Finance) from Seton Hall University. He is a CPA and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.

Peter Rust, Class I Director.  Mr. Rust joined our board of directors in May 2006 and his term will expire at the annual meeting of stockholders in 2009. Mr. Rust has over 27 years of experience in the telecommunications and computer industries. He is currently CEO of Bank Street Consulting Group, a firm that works with mid-cap companies helping them achieve their growth objectives. Previously, he consulted for a number of telecommunications, technology and financial firms and served as President and CEO of Con Edison Communications from February 1999 until May 2005. He is also a former director of NEON Communications, a current director for two non-profits and a member of the Communications Sector of the NYC Investment Fund. Mr. Rust holds an M.B.A. in Corporate Finance from Adelphi University, a Master of Science in Biomedical Engineering from Polytechnic University of New York, and a B.A. from Brown University in Rhode Island.

Executive Officers

The following individuals are our executive officers but are not directors:

Edwin F. Heinen, Chief Financial Officer and Executive Vice President, Finance.  Mr. Heinen, a certified public accountant, has been our Chief Financial Officer since April 2006 and previously served as our Controller since March 2005. Mr. Heinen joined the Company from Communications Network Enhancement, Inc., an audio conferencing company, where he was CFO since September 2001.  Before that, Mr. Heinen served in senior financial executive positions with responsibility for accounting, auditing, treasury, analysis, budgeting, and financial and tax reporting. Mr. Heinen received a B.S. in Business Administration from Cornell University and an M.B.A in Finance from the University of Detroit.

Joseph Laezza, Chief Operating Officer.  Mr. Laezza has been our Chief Operating Officer since April 2006 and previously served as our Vice President, Operations since March 2004. Mr. Laezza joined the Company from Con Edison Communications, where he was Vice President, Network Operations.  He previously held management positions at a number of telecommunications service providers, including AT&T and XO Communications, where he was responsible for operations, service delivery, and customer service.

David W. Robinson, Executive Vice President and General Counsel.  Mr. Robinson has been our Executive Vice President and General Counsel since May 2006.  Prior to joining the Company, Mr. Robinson was Vice President and General Counsel of Con Edison Communications from August 2001 until March 2006, when Con Edison Communications was purchased by RCN Corporation.  Before that, Mr. Robinson served in senior executive positions with other telecommunications service providers and provided legal and business counseling to other businesses.  Mr. Robinson received a B.A. from the University of Pennsylvania (magna cum laude) and a Juris Doctorate from Boston College Law School.

Board of Directors, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations. The primary responsibilities of the board of directors are oversight, counseling and direction to our management in the long-term interests of us and our stockholders. Our board of directors currently consists of seven directors. The current board members and nominees for election include five independent directors and one current member and one former member of our senior management.

Our board of directors met six times during the year ended December 31, 2007. During this period, each director attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he or she was a director and (ii) the total number of meetings of committees of the board on which he or she served, held during the period for which he or she served.  The board has an audit committee, a compensation committee and a nominating committee.

As a general matter, board members are expected to attend our annual meetings. All of our Board members except Aziz Ahmad attended our 2007 annual meeting of stockholders held on August 14, 2007.

“Independent” Directors. Each of our directors other than Messrs. Reiss and Brandofino qualify as “independent” in accordance with the published listing requirements of the American Stock Exchange (“AmEx”).  Mr. Brandofino is a current employee and Mr. Reiss was an employee until December 31, 2006.  The AmEx independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.  In addition, as further required by the AmEx rules, the board has made a subjective determination as to each independent director that no relationship exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Glowpoint and Glowpoint’s management.

In addition, as required by AmEx rules, the members of the audit committee each qualify as “independent” under special standards established by the Securities and Exchange Commission (the “SEC”) for members of audit committees. The audit committee is also required to have at least one independent member who is determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Each member of the audit committee is independent and has been determined to be an audit committee financial expert.  Stockholders should understand that this designation is a disclosure requirement of the SEC related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

Audit Committee

We currently have an audit committee consisting of James Lusk (Chairman), Bami Bastani and Peter Rust.  Aziz Ahmad serves as an alternate member of the audit committee.  Our board of directors has determined that each member of the audit committee has the accounting and related financial management expertise and satisfies the requirement as an “audit committee financial expert,” all as determined pursuant to the rules and regulations of the SEC.  The audit committee consults and meets with our Independent Registered Public Accounting Firm and chief financial officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full board of directors regarding such matters.  The audit committee operates under a written audit committee charter, which was originally filed with our proxy statement for the 2003 annual meeting of our stockholders, but was amended and restated by the board on September 29, 2005.  Our amended and restated audit committee charter is available online at www.glowpoint.com/governance.  You may also request a copy of the audit committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations.  The audit committee met eight times during the year ended December 31, 2007.

Compensation Committee

We currently have a compensation committee consisting of Bami Bastani, Dean Hiltzik and James Lusk.  Aziz Ahmad and Peter Rust each serve as an alternate member of the compensation committee.  Each member of the compensation committee meets the independence requirements of the AmEx. The compensation committee is responsible for supervising our executive compensation policies, reviewing officers’ salaries, approving significant changes in employee benefits and recommending to the board of directors such other forms of remuneration as it deems appropriate.  The compensation committee operates under a written compensation committee charter, which was adopted in May 2007 and is available online at www.glowpoint.com/governance.  You may also request a copy of the compensation committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations.  The compensation committee met twice during the year ended December 31, 2007.

Nominating Committee

We currently have a nominating committee consisting of Bami Bastani, Dean Hiltzik and Peter Rust.  Aziz Ahmad serves as an alternate member of the nominating committee.  Each member of the nominating committee meets the independence requirements of the AmEx. The nominating committee is responsible for assessing the performance of our board of directors and making recommendations to our board regarding nominees for the board. The nominating committee was formed in February 2004. Prior to the formation of the committee, its functions were performed by the board of directors. The nominating committee operates under a written nominating committee charter, which was filed with our proxy statement for the 2004 annual meeting of our stockholders and is available online at www.glowpoint.com/governance.  You may also request a copy of the nominating committee charter, at no cost, by telephoning us at (866) GLOWPOINT or writing to us at Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations.

The nominating committee considers qualified candidates to serve as a member of our board of directors suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 225 Long Avenue, Hillside, New Jersey 07205. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

•

A statement that the writer is our stockholder and is proposing a candidate for our board of directors for consideration by the nominating committee;

•

The name of and contact information for the candidate;

•

A statement of the candidate’s business and educational experience;

•

Information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

•

A statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•

Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•

A statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

In considering potential new directors and officers, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. The nominating committee will also consider whether the individual has the time available to devote to the work of our board of directors and one or more of its committees.  None of the candidates this year for election to the board of directors were brought to the nominating committee by stockholder submission.

The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on our board of directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the board of directors for approval.

Director Compensation

Directors who are not our executive officers or employees receive a director’s fee of a cash payment of $2,000 and an option to purchase 1,000 shares of common stock for each board meeting attended, a cash payment of $1,000 and an option to purchase 500 shares of common stock for each committee meeting attended, and a cash payment of $5,000 and options to purchase 4,000 shares of common stock for attendance at the annual meeting of stockholders. Each chairperson of a standing committee of our board of directors also receives a cash payment of $1,000 per year, paid following each annual meeting of our stockholders. Attendance at board meetings and committee may be in person or by telephone.

Each director who is independent in accordance with the published listing requirements of Nasdaq receives a one-time grant of 80,000 restricted shares of our common stock. The restricted shares have an exercise price equal to the closing price of our common stock (as quoted in the Pink Sheets, Over-the-Counter Bulletin Board, or applicable exchange) on the date of grant. 20,000 shares vest on the date of grant and 20,000 shares vest on each of the first, second and third anniversaries of the date of grant, provided that, with respect to each scheduled vesting date, the director in question (i) attended at least 75% of the meetings of the board of directors held in the twelve months prior to the scheduled vesting date and (ii) remains independent under the Nasdaq listing standards prevailing on the scheduled vesting date. The restricted shares become fully vested and exercisable upon a change in control of our company.

The following table represents compensation paid to our directors during the year ended December 31, 2007:

Name	Year	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
Aziz Ahmad	2007	$10,000	$7,600	$2,128	$19,728

Bami Bastani	2007	24,000	25,667	5,810	55,477

Dean Hiltzik	2007	19,000	7,067	4,728	30,795

James Lusk	2007	26,000	25,667	6,079	57,746

Richard Reiss	2007	17,000	—	4,255	21,255

Peter Rust	2007	25,000	8,600	6,102	39,702

(1)

Non employee directors are paid $2,000 for attending each Board of Director meeting and $1,000 for attending each committee meeting.

(2)

When a non-employee is elected to the Board of Directors they receive 80,000 restricted shares which vest as to 20,000 shares on each of the grant date and first, second and third anniversary dates of the grant. The amounts included in the “Stock Awards” column represent the compensation cost we recognized in 2007 related to non-option stock awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2007. In 2007, we used the following weighted average assumption to determine the risk-free interest rate of 4.6%: an expected life of five years, expected volatility of 98.4%, an estimated forfeiture rate of 10% and no dividends. Please see the “Grants of Plan-Based Awards” table for more information regarding stock awards we granted in 2007.  The table below summarizes, by year of grant, the expense amounts reported in the “Stock Awards” column for each named executive officer:

Name	Year	2003	2004	2005	2006	2007	Total
Aziz Ahmad	2007	$—	$—	$—	$7,600	$—	$7,600

Bami Bastani	2007	—	—	—	—	25,667	25,667

Dean Hiltzik	2007	—	7,067	—	—	—	7,067

Jim Lusk	2007	—	—	—	—	25,667	25,667

Richard Reiss	2007	—	—	—	—	—	—

Peter Rust	2007	—	—	—	8,600	—	8,600

(3)

Non-employee directors receive options to acquire 1,000 shares of common stock for attending each Board of Director meeting and options to acquire 500 shares of common stock for attending each committee meeting. The options are fully vested when granted. The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2007 related to option awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2007. In 2007, we used the following weighted average assumption to determine the risk-free interest rate of 4.6%: an expected life of five years, expected volatility of 98.4%, an estimated forfeiture rate of 10% and no dividends. Please see the “Grants of Plan-Based Awards” table for more information regarding option awards we granted in 2007.

Contacting The Board Of Directors

Any stockholder who desires to contact our board of directors, committees of the board of directors and individual directors may do so by writing to:

Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205

•

Audit Committee of the Board of Directors

•

Compensation Committee of the Board of Directors

•

Nominating Committee of the Board of Directors

•

Name of individual directors

These communications are sent by us directly to the specified addressee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this Audit Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Audit Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

The audit committee is composed of three members and one alternate member.  Each member is a director who meets the current independence standards under the applicable SEC and AmEx rules.  The audit committee operates under a written audit committee charter.  As described more fully in its charter, the purpose of the audit committee is to assist the board in its general oversight of Glowpoint’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Glowpoint’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations.  Amper, Politziner & Mattia, P.C. (“Amper”), our Independent Registered Public Accounting Firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In accordance with law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our Independent  Registered Public

Accounting Firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The audit committee members may not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the Independent Registered Public Accounting Firm, nor can the audit committee certify that the Independent Registered Public Accounting Firm is “independent” under applicable rules.  The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the Independent Registered Public Accounting Firm on the basis of the information it receives, discussions with management and the Independent Registered Public Accounting Firm, and the experience of the audit committee’s members in business, financial and accounting matters. Each member of the audit committee has been determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Glowpoint regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

Among other matters, the audit committee monitors the activities and performance of Glowpoint’s Independent Registered Public Accounting Firm, including the audit scope, external audit fees, Independent Registered Public Accounting Firm independence matters and the extent to which the Independent Registered Public Accounting Firm may be retained to perform non-audit services.

In accordance with audit committee policy and the requirements of law, all services to be provided by Amper are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from its Independent Registered Public Accounting Firm. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The audit committee has discussed with Amper, our Independent Registered Public Accounting Firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

Our Independent Registered Public Accounting Firm also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the audit committee discussed with the Independent Registered Public Accounting Firm its independence from management and our company. The audit committee has also considered the compatibility of non-audit services with the Independent Registered Public Accounting Firm’s independence.

Based on the audit committee’s discussion with management and the Independent Registered Public Accounting Firm, the audit committee’s review of the audited financial statements, the representations of management and the report of the Independent Registered Public Accounting Firm to the audit committee, the audit committee recommended that the board of directors file the audited consolidated financial statements for the year ended December 31, 2007 with the SEC on Form 10-K.

Respectfully submitted,
James Lusk, Chairman Bami Bastani Peter Rust

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

Our overall compensation philosophy is to provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote our short- and long-term financial performance and growth.

The Compensation Committee recognizes the critical role of our executive officers in our growth, success and in our future prospects. Accordingly, our executive compensation policies are designed to (1) align the interests of executive officers with those of stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent on our financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options, restricted stock awards and various other benefits, and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

In establishing salary, bonuses and long-term incentive compensation for our executive officers, the Compensation Committee takes into account both the position and the expertise of a particular executive, as well as the Committee’s understanding of competitive compensation for similarly situated executives in our sector of the technology industry.  Michael Brandofino, our President and Chief Executive Officer, confers with members of the Compensation Committee, and makes recommendations, regarding the compensation of all executive officers other than himself.  He does not participate in the Compensation Committee's deliberations regarding his own compensation. In determining the compensation of our executive officers, the Compensation Committee may consult available compensation reports, but does not engage in any benchmarking of total compensation or any material element of compensation and does not retain any compensation consultant or expert.

Components of Compensation

The components of the compensation program for named executive officers are described below.

Base Salary. Salaries for executive officers for 2007 were generally determined by the Compensation Committee on an individual basis in connection with the determination of the terms of such executive’s applicable employment agreement, based on the following criteria: the executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

The base salaries for the named executive officers for 2007 were increased from the 2006 levels pursuant to an employment agreement or in accordance with our company policy and past practice.

Bonus/Incentive Compensation. The Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay.  Accordingly, we did not award a guaranteed bonus to any executive officer in 2007.  However, each executive officer is eligible, at the discretion of the Compensation Committee, to receive up to 40% of his base salary for the fiscal year upon the achievement of certain financial performance goals or other criteria and metrics as established by the President and CEO and the Compensation Committee.

The Compensation Committee approved a bonus of restricted stock and cash to the named executive officers for 2007 based upon meeting certain performance targets, which included, without limitation, various company objectives (for example, targets associated with revenue, cost of revenue and improvement in other key financial metrics) and various personal objectives.

Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options or restricted stock links the interests of executives with the long-term interests of our stockholders and encourages executives to remain in our employ. We grant stock options in accordance with our various stock option plans. Grants of options and/or restricted stock are awarded based on a number of factors, including the individual’s level of responsibility, the amount and term of options already held by the individual, the individual’s contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

Broad-based Employee Benefits.  As employees, our named executive officers have the opportunity to participate in a number of benefits programs that are generally available to all eligible employees. These benefits include:

•

Healthcare Plans – includes medical benefits, dental benefits, and vision care program.

•

401(k) Retirement Plan – allows eligible employees to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the Plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. Employee elective deferrals are 100% vested at all times. The 401(k) Plan allows for matching contributions to be made by us. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan and all contributions are deductible by us when made.

Compensation Committee Report

The information contained in this Compensation Committee Report is not “soliciting material” and has not been “filed” with the Securities and Exchange Commission. This Compensation Committee Report will not be incorporated by reference into any of our future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing above with Glowpoint’s management. Based on this review and these discussions, the Compensation Committee recommended to Glowpoint’s board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,
Bami Bastani Dean Hiltzik James Lusk

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The table set forth below summarizes for our named executive officers the compensation paid, accrued or granted, during or with respect to the two years ended December 31, 2007. Certain columnar information required by Item 402(c)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers during or with respect to the two years ended December 31, 2007.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Michael Brandofino President and Chief Executive Officer	2007	$276,058	$84,000	(4)	$77,500	$73,471	$9,608	$520,637
	2006	267,500	27,500		—	26,969	10,279	332,248
Edwin F. Heinen Chief Financial Officer	2007	200,769	63,000	(4)	79,222	54,543	8,695	406,229
	2006	167,212	37,500		—	71,157	5,056	280,925
Joseph Laezza Chief Operating Officer	2007	242,976	63,000	(4)	61,971	92,812	7,563	468,322
	2006	228,608	23,320		35,384	34,459	3,900	325,671
David W. Robinson Executive Vice President, General Counsel	2007	248,861	63,000	(4)	66,000	27,864	8,205	413,930
	2006	158,769	16,080		41,000	9,882	2,140	227,871

(1)

The amounts included in the “Stock Awards” column represent the compensation cost we recognized in 2007 and 2006 related to non-option stock awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2007. In 2007, we used the following weighted average assumption to determine the risk-free interest rate of 4.6%: an expected life of five years, expected volatility of 98.4%, an estimated forfeiture rate of 10% and no dividends. Please see the “Grants of Plan-Based Awards” table for more information regarding stock awards we granted in 2007 and 2006.  The table below summarizes, by year of grant, the 2007 and 2006 expense amounts, respectively, reported in the “Stock Awards” column for each named executive officer:

Name	Year	2003	2004	2005	2006	2007	Total
Michael Brandofino	2007	$—	$—	$—	$—	$77,500	$77,500
	2006	—	—	—	—	—	—
Edwin F. Heinen	2007	—	—	—	—	79,222	79,222
	2006	—	—	—	—	—	—
Joseph Laezza	2007	—	8,846	—	—	53,125	61,971
	2006	—	35,384	—	—	—	35,384
David W. Robinson	2007	—	—	—	21,000	45,000	66,000
	2006	—	—	—	41,000	—	41,000

(2)

The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2007 and 2006 related to option awards, as described in Statement of Financial Accounting Standards No. 123R without taking into account any forfeiture rates. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in this Annual Report on Form 10-K for the fiscal year ended December 31, 2007. In 2007, we used the following weighted average assumption to determine the risk-free interest rate of 4.6%: an expected life of five years, expected volatility of 98.4%, an estimated forfeiture rate of 10% and no dividends. Please see the “Grants of Plan-Based Awards” table for more information regarding option awards we granted in 2007 and 2006.  The following table summarizes, by year of grant, the 2007 and 2006 expense amounts, respectively, reported in the “Option Awards” column for each named executive officer:

Name	Year	2003	2004	2005	2006	2007	Total
Michael Brandofino	2007	$—	$5,250	$—	$13,333	$54,888	$73,471
	2006	—	17,087	—	9,882	—	26,969
Edwin F. Heinen	2007	—	—	26,679	13,333	14,531	54,543
	2006	—	—	61,275	9,882	—	71,157
Joseph Laezza	2007	—	—	10,869	13,333	68,610	92,812
	2006	—	—	24,577	9,882	—	34,459
David W. Robinson	2007	—	—	—	13,333	14,531	27,864
	2006	—	—	—	9,882	—	9,882

(3)

The following table presents all other compensation during the years ended December 31, 2006 and 2007 to the named executive officers:

Name	Year (1)	Vehicle Allowance	Company Contributions to 401(k) Plan	Health Insurance	Severance	Total
Michael Brandofino	2007	$4,820	$3,214	$1,574	$—	$9,608
	2006	4,000	3,132	3,147	—	10,279
Edwin F. Heinen	2007	4,820	3,875	—	—	8,695
	2006	3,700	1,356	—	—	5,056
Joseph Laezza	2007	4,820	2,743	—	—	7,563
	2006	3,900	—	—	—	3,900
David W. Robinson	2007	4,820	3,385	—	—	8,205
	2006	2,140	—	—	—	2,140

(4)

The reported bonus consists of a combination of restricted stock and cash. Mr. Brandofino was awarded 100,000 shares of restricted stock, which had a dollar value of $55,000 on the date of grant, and the balance of the bonus (which is $29,000) was paid in cash. Each of Messrs. Laezza, Heinen, and Robinson was awarded 75,000 shares of restricted stock, which had a dollar value of $41,250 on the date of grant, and the balance of the bonus (which is $21,750) was paid in cash.

Grants of Plan-Based Awards

The table set forth below presents all plan-based equity and non-equity grants made by Glowpoint during the years ended December 31, 2007 and 2006 to the named executive officers. Certain columnar information required by Item 402(d)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers during or with respect to the year ended December 31, 2007.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Michael Brandofino	6/25/07	75,000	(5)	—		—	$45,000
	5/15/07	—		200,000	(3)	0.52	79,388
	5/15/07	400,000	(6)	—		—	208,000
	6/27/06	—		100,000	(1)	0.41	30,638

Edwin F. Heinen	6/25/07	—		100,000	(2)	0.60	46,272
	6/25/07	75,000	(5)	—		—	45,000
	1/30/07	200,000	(8)	—		—	112,000
	6/27/06	—		100,000	(1)	0.41	30,638

Joseph Laezza	6/25/07	75,000	(5)	—		—	45,000
	5/15/07	100,000	(7)	—		—	52,000
	5/15/07	—		250,000	(4)	0.52	99,235
	6/27/06	—		100,000	(1)	0.41	30,638

David W. Robinson	6/25/07	—		100,000	(2)	0.60	46,272
	6/25/07	75,000	(5)	—		—	45,000
	5/4/06	200,000	(9)	—		—	90,000
	6/27/06	—		100,000	(1)	0.41	30,638

(1)

The options for each of the named executive officers to purchase 100,000 shares were granted on June 27, 2006, have a ten year life and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(2)

The options for each of the named executive officers to purchase 100,000 shares were granted on June 25, 2007, have a ten year life and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(3)

Options to purchase 200,000 shares were granted on May 15, 2007, have a ten year life and vests as to 100,000 shares subject to the grant on that date and as to the remaining 100,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant.

(4)

Options to purchase 250,000 shares were granted on May 15, 2007, have a ten year life and vests as to 125,000 shares subject to the grant on that date and as to the remaining 125,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant.

(5)

Restricted stock awards for each of the named officers of 75,000 shares were granted on June 25, 2007 and vested on the date of the grant.

(6)

A restricted stock award of 400,000 shares was granted on May 15, 2007, and vests as to 50% of the total number of shares subject to the grant on each of the second and fourth anniversary dates of the grant.

(7)

A restricted stock award of 100,000 shares was granted on May 15, 2007, and vests as to 50% of the total number of shares subject to the grant on each of the second and fourth anniversary dates of the grant.

(8)

A restricted stock award of 200,000 shares was granted on January 30, 2007, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(9)

A restricted stock award of 200,000 shares was granted on May 4, 2006, and vested as to 60,000 shares on the commencement date of Mr. Robinson’s employment and the remaining 140,000 shares subject to the grant vests 33.33% on each of the first, second and third anniversary dates of the grant.

Employment Agreements

We have entered into employment agreements with our executive officers.  Additional information as to the terms of the employment agreements is set forth in our 2007 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 27, 2008 and is attached hereto.  Such information is subject to the detailed provisions of the respective agreements attached as exhibits to our filings with the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End

The table set forth below presents the number and values of exercisable and unexercisable options and unvested restricted stock at December 31, 2007. Certain columnar information required by Item 402(f)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during two fiscal years ended December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (7)
Michael Brandofino	100,000	—		$3.94	1/01/2011	—		$—
	20,000	—		4.40	2/25/2012	—		—
	15,000	—		3.04	4/24/2012	—		—
	29,875	—		1.13	7/22/2012	—		—
	100,000	—		3.39	9/23/2013	—		—
	100,000	—		1.36	7/26/2014	—		—
	33,333	66,667	(1)	0.41	6/27/2016	—		—
	100,000	100,000	(5)	0.52	5/15/2017	—		—
	—	—		—	—	400,000	(8)	192,000

Edwin F. Heinen	26,666	13,334	(3)	2.13	3/02/2015	—		—
	9,334	4,666	(3)	1.17	8/10/2015	—		—
	50,000	25,000	(3)	1.00	9/29/2015	—		—
	33,333	66,667	(1)	0.41	6/27/2016	—		—
	—	100,000	(2)	0.60	6/25/2017	—		—
	—	—		—	—	200,000	(9)	96,000

Joseph Laezza	33,334	16,666	(4)	1.17	8/10/2015	—		—
	33,333	66,667	(1)	0.41	6/27/2016	—		—
	125,000	125,000	(6)	0.52	5/15/2017	—		—
	—	—		—	—	100,000	(10)	48,000

David W. Robinson	33,333	66,667	(1)	0.41	6/27/2016	—		—
	—	100,000	(2)	0.60	6/25/2017	—		—
	—	—		—	—	93,333	(11)	44,800

(1)

An option to purchase 100,000 shares was granted on June 27, 2006, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(2)

Options to purchase 100,000 shares were granted on June 25, 2007, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(3)

Options to purchase 40,000 shares on March 2, 2005, 14,000 shares on August 10, 2005 and 75,000 shares of September 29, 2005 were granted, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(4)

An option to purchase 50,000 shares was granted on August 10, 2005, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant.

(5)

An option to purchase 200,000 shares was granted on May 15, 2007, and vests as to 100,000 shares subject to the grant on that date and as to the remaining 100,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant.

(6)

An option to purchase 250,000 shares was granted on May 15, 2007, and vests as to 125,000 shares subject to the grant on that date and as to the remaining 125,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant.

(7)

The market value of the stock awards is based on the $0.48 closing price our common stock on December 31, 2007.

(8)

A restricted stock award of 400,000 shares was granted on May 15, 2007, and vests as to 50% of the total number of shares subject to the grant on each of the second and fourth anniversary dates of the grant.  As of December 31, 2007, all shares were unvested.

(9)

A restricted stock award of 200,000 shares was granted on January 30, 2007, and vests as to 33.33% of the total number of shares subject to the grant on each of the first, second and third anniversary dates of the grant. As of December 31, 2007, all shares were unvested.

(10)

A restricted stock award of 100,000 shares was granted on May 15, 2007, and vests as to 50% of the total number of shares subject to the grant on each of the second and fourth anniversary dates of the grant.  As of December 31, 2007, all shares were unvested.

(11)

A restricted stock award of 200,000 shares was granted on May 4, 2006, and vests as to 60,000 shares on the commencement date of Mr. Robinson’s employment and as to the remaining 140,000 shares subject to the grant, 33.33% on each of the first, second and third anniversary dates of the grant. As of December 31, 2007, 106,667 shares had vested and 93,333 shares were unvested.

Option Exercises and Stock Vested

The table set forth below presents information concerning stock option exercises and vesting of restricted stock during the year ended December 31, 2007 for each named executive officer. Certain columnar information required by Item 402(g)(2) of Regulation S-K has been omitted for categories where there has been no compensation awarded to, or paid to, the named executive officers required to be reported in the table during the fiscal year ended December 31, 2007.

		Option Awards		Stock Awards
Name	Year	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Michael Brandofino	2007	—	$—	75,000	$45,000

Edwin F. Heinen	2007	—	—	75,000	45,000

Joseph Laezza	2007	—	—	93,334	54,534

David W. Robinson	2007	—	—	121,667	73,000

(1)

The value of an option is the difference between (a) the market price upon exercise and (b) the exercise price of the option upon grant.

(2)

The value of a restricted stock share upon vesting is the market value of a share of the Company’s common stock on the vesting date.

Potential Payments Upon Termination or Change-in-Control

The tables below outline the potential payments to our Chief Executive Officer and other named executive officers upon the occurrence of certain termination triggering events. For the purposes of the table, below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person:

“Voluntary Resignation” means the resignation initiated by the executive officer.

“Resignation for Good Reason” means if the executive officer resigns because: (i) there has been a diminution in his base salary; (ii) he is required to be based in an office that is more than a certain distance (e.g., 50 or 75 miles) from the current location of the office; (iii) he is assigned duties that are materially inconsistent with his current position; or (iv) there is a material diminution of his status, office, title, responsibility, or reporting requirements.

“Termination For Cause” means a termination of executive officer’s employment by the Company because, in the judgment of the Company: (i) the executive officer willfully engaged in any act or omission which is in bad faith and to the detriment of the Company; (ii) the executive officer exhibited unfitness for service, dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence, which conduct is not cured within fifteen (15) days after receipt by the executive officer of written notice of the conduct; (iii) the executive officer is convicted of a crime; or (iv) the executive officer refused or failed to act on any reasonable and lawful directive or order from his superior or the Board.

“Termination Without Cause" means a termination for a reason other than for Cause, as defined above.

“Benefits upon a Change in Control or Corporate Transaction” means the benefit the named executive will receive upon a Change in Control or Corporate Transaction, as each such term is defined it the executive officer’s employment contract and restricted stock award agreement.

No named executive officer is entitled to a payment in connection with Voluntary Resignation, Disability or a Termination for Cause.

Executive Benefits and Payments Upon Termination (1)	Resignation for Good Reason or Termination Without Cause	Death	Change in Control or Corporate Transaction
Michael Brandofino
Compensation
Severance (2)	$275,000	$275,000	$275,000
Equity
Restricted Stock (8)	—	—	192,000
Options (7)	—	—	197,667
Benefits and Perquisites (3)
401 (k) Match (4)	3,875	3,875	3,875
Health Insurance (5)	—	—	—
Accrued vacation pay (6)	21,154	21,154	21,154
Edwin F. Heinen
Compensation
Severance (2)	210,000	210,000	210,000
Equity
Restricted Stock (9)	32,000	32,000	96,000
Options (10)	—	—	—
Benefits and Perquisites (3)
401 (k) Match (4)	3,875	3,875	3,875
Health Insurance (5)	11,952	—	11,952
Accrued vacation pay (6)	16,154	16,154	16,154
Joseph Laezza
Compensation
Severance (2)	244,860	244,860	244,860
Equity
Restricted Stock (8)	—	—	48,000
Options (10)	—	—	—
Benefits and Perquisites (3)
401 (k) Match (4)	3,875	3,875	3,875
Health Insurance (5)	15,135	—	15,135
Accrued vacation pay (6)	18,835	18,835	18,835
David W. Robinson
Compensation
Severance (2)	252,000	252,000	252,000
Equity
Restricted Stock (9)	22,400	22,400	44,800
Options (10)	—	—	—
Benefits and Perquisites (3)
401 (k) Match (4)	3,875	3,875	3,875
Health Insurance (5)	15,135	—	15,135
Accrued vacation pay (6)	19,385	19,385	19,385

(1)

For purposes of this analysis, we assume that the named Executive Officer's compensation is as follows: Mr. Brandofino’s current base salary is $275,000; Mr. Heinen’s current base salary is $210,000; Mr. Laezza’s current base salary is $244,860; and Mr. Robinson’s current base salary is $252,000.

(2)

Severance is calculated based on the officer’s current base pay times the twelve months detailed in their employment agreements.

(3)

Payments associated with benefits and perquisites are limited to the items listed. No other continuation of benefits or perquisites occurs under the termination scenarios listed.

(4)

401(k) Employer Match is calculated on salary paid as per Safe Harbor provision of the 401(k) Plan up to the maximum allowable contribution.

(5)

Health Insurance is calculated based on the current COBRA costs for the officer’s current coverage times twelve months (none for Mr. Brandofino) detailed in their employment agreements.

(6)

Assumes four weeks of unused vacation days at the time of termination.

(7)

Mr. Brandofino will receive a bonus of the difference between $200,000 and the amount he realizes from the exercise of his options. Based on the $0.48 closing price of our common stock on December 30, 2007, Mr. Brandofino will realize $2,333 from the exercise of his options so he will receive $197,667 of such bonus.

(8)

Represents the value of Mr. Brandofino’s and Mr. Laezza’s unvested restricted stock whose vesting would be accelerated in a change in control (all unvested shares). Unvested restricted stock whose vesting would be accelerated in a termination of employment (one year) is not impacted because the next vesting date for their restricted stock is May 15, 2009.

(9)

Represents the value of Mr. Heinen’s and Mr. Robinson’s unvested restricted stock whose vesting would be accelerated as a result of termination of employment (one year) or change in control (all unvested shares).

(10)

No accelerated vesting of options upon termination.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 2007 did not, in the case of any officer, exceed the $1 million per year limit. The compensation committee generally intends to limit the dollar amount of all non- performance based compensation payable to our executive officers to no more than $1 million per year.

Compensation Committee Interlocks And Insider Participation

Bami Bastani, Dean Hiltzik, and James Lusk served as members of the compensation committee of the board of directors during 2007.  No member of the compensation committee was at any time during 2007 or at any other time our officer or employee. No member of the compensation committee served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board or our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We receive financial and tax services from Schneider & Associates LLP, an accounting firm in which Dean Hiltzik, one of our directors, is a partner. In the last fiscal year, we incurred fees of approximately $92,000 for services received from this firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of April 14, 2008 by each of the following:

•

each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the common stock;

•

our directors and named executive officers; and

•

all of our directors and executive officers as a group.

The amounts and percentages are based on 47,954,564 shares of common stock issued as of April 14, 2008, which includes 1,564,891 shares held by the Company as treasury shares. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person. However, unless specifically waived by such stockholder, certain of our stockholders are prohibited from acquiring shares of common stock under the Senior Secured Notes, the Series A Warrants and the Series A-2 Warrants to the extent such acquisition would result in the selling stockholder beneficially owning more than 4.9% or 9.9% of our outstanding common stock after such acquisition.

Name And Address of Beneficial Owners (1)	Number of Shares Owned (2)		Percentage of Outstanding Shares
Executive Officers and Directors:
Michael Brandofino	1,267,614	(3)	2.6%
Joseph Laezza	617,125	(4)	1.3%
Edwin F. Heinen	878,900	(5)	1.8%
David W. Robinson	729,397	(6)	1.5%
Aziz Ahmad	244,493	(7)	*
Bami Bastani	330,740	(8)	*
Dean Hiltzik	185,000	(9)	*
James Lusk	99,000	(10)	*
Richard Reiss	3,588,250	(11)	7.4%
Peter Rust	104,500	(12)	*
All directors and executive officers as a group (10 people)	8,045,019		16.3%
5% Owners:
North Sound Capital LLC 20 Horseneck Lane, Greenwich, Connecticut 06830	2,470,845	(13)	4.9%
Coghill Capital Management LLC One North Wacker Drive, New York, New York 10006	4,886,419	(14)	9.9%
Vicis Capital 126 East 56th Street, New York, New York 10022	2,470,845	(15)	4.9%
Smithfield Fiduciary LLC (c/o Highbridge Capital Management) 9 West 57th Street, 27th Floor, New York, New York 10019	2,470,845	(16)	4.9%

———————

* Less than 1%

(1)

Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205.

(2)

Unless otherwise noted indicated by footnote, the named persons have sole voting and investment power with respect to the shares of common stock beneficially owned.

(3)

Includes 400,000 shares of restricted stock that are subject to forfeiture, 105,538 shares issuable upon conversion of our Senior Secured Notes, and 582,041 shares subject to stock options and warrants presently exercisable or exercisable within 60 days.

(4)

Includes 100,000 shares of restricted stock that are subject to forfeiture, 53,291 shares issuable upon conversion of our Senior Secured Notes, and 258,834 shares subject to stock options and warrants presently exercisable or exercisable within 60 days.

(5)

Includes 133,333 shares of restricted stock that are subject to forfeiture, 261,233 shares issuable upon conversion of our Senior Secured Notes, and 257,667 shares subject to stock options and warrants presently exercisable or exercisable within 60 days.

(6)

Includes 46,666 shares of restricted stock that are subject to forfeiture, 234,064 shares issuable upon conversion of our Senior Secured Notes, and 145,333 shares subject to stock options and warrants exercisable within 60 days.

(7)

Includes 40,000 shares of restricted stock that are subject to forfeiture, 104,493 shares issuable upon conversion of our Senior Secured Notes, and 60,000 subject to presently exercisable stock options and warrants.

(8)

Includes 40,000 shares of restricted stock that are subject to forfeiture, 156,740 shares issuable upon conversion of our Senior Secured Notes, and 94,000 subject to presently exercisable stock options and warrants.

(9)

Includes 105,000 shares subject to presently exercisable stock options.

(10)

Includes 40,000 shares of restricted stock that are subject to forfeiture and 19,000 subject to presently exercisable stock options.

(11)

Includes 313,000 shares subject to presently exercisable stock options and 82,500 shares held by a trust for the benefit of Mr. Reiss' children, of which he is the trustee.

(12)

Includes 20,000 shares of restricted stock that are subject to forfeiture and 24,500 subject to presently exercisable stock options.

(13)

Based on ownership information from the selling stockholder questionnaire, dated October 12, 2007 and confirmed on January 4, 2008, submitted to the Company by North Sound Capital Management, L.L.C., holder does not currently own any shares and may, within the next 60 days, acquire 2,470,845 shares issuable upon conversion of our Senior Secured Notes, which amount is due to a contractual 4.9% ownership limitation. Does not include 13,875,169 shares which are exercisable on 61 days’ prior written notice to the Company, which includes 3,698,762 additional shares issuable upon conversion of Senior Secured Notes, 4,748,126 shares issuable upon conversion of our Series C Preferred Stock, and 5,428,281 shares subject to presently exercisable warrants. The required 61 days prior written notice is designed to assure that the holder will not be deemed the beneficial owner of all underlying shares because the 61 day waiting period before the waiver becomes effective denies the holder the right to have beneficial ownership within 60 days. Therefore, without giving effect to the 4.9% contractual ownership limitation, holder presently would have the right to acquire a total of 16,346,014 shares.

(14)

Based on ownership information from the Schedule 13G filed by Coghill Capital Management, L.L.C. on February 14, 2008, holder currently owns 3,483,218 shares and may, within the next 60 days, acquire 1,403,201 shares issuable upon conversion of our Senior Secured Notes, which amount is due to a contractual 9.9% ownership limitation. Does not include 8,713,860 shares which are exercisable on 61 days’ prior written notice to the Company, which includes 4,388,424 additional shares issuable upon conversion of Senior Secured Notes and 4,325,436 shares subject to presently exercisable warrants. The required 61 days prior written notice is designed to assure that the holder will not be deemed the beneficial owner of all underlying shares because the 61 day waiting period before the waiver becomes effective denies the holder the right to have beneficial ownership within 60 days. Therefore, without giving effect to the 9.9% contractual ownership limitation, holder presently would have the right to acquire a total of 10,117,061 shares in addition to the 3,483,218 shares owned, for a total position of 13,600,279 shares.

(15)

Based on ownership information from the selling stockholder questionnaire, dated October 15, 2007 and confirmed on December 20, 2007, submitted to the Company by Vicis Capital Master Fund, holder does not currently own any shares and may, within the next 60 days, acquire 2,470,845 shares issuable upon conversion of our Senior Secured Notes, which amount is due to a contractual 4.9% ownership limitation. Does not include 9,298,022 shares which are exercisable on 61 days’ prior written notice to the Company, which includes 4,365,711 additional shares issuable upon conversion of Senior Secured Notes, and 4,932,311 shares subject to presently exercisable warrants. The required 61 days prior written notice is designed to assure that the holder will not be deemed the beneficial owner of all underlying shares because the 61 day waiting period before the waiver becomes effective denies the holder the right to have beneficial ownership within 60 days. Therefore, without giving effect to the 4.9% contractual ownership limitation, holder presently would have the right to acquire a total of 11,768,867 shares.

(16)

Based on ownership information from the selling stockholder questionnaire, dated January 7, 2008, submitted to the Company by Smithfield Fiduciary LLC, holder does not currently own any shares and may, within the next 60 days, acquire 1,229,877 shares issuable upon conversion of our Senior Secured Notes and 1,240,968 shares subject to presently exercisable warrants, which amount is due to a contractual 4.9% ownership limitation. Does not include 74,022 additional shares subject to presently exercisable warrants which are exercisable on 61 days’ prior written notice to the Company. The required 61 days prior written notice is designed to assure that the holder will not be deemed the beneficial owner of all underlying shares because the 61 day waiting period before the waiver becomes effective denies the holder the right to have beneficial ownership within 60 days. Therefore, without giving effect to the 4.9% contractual ownership limitation, holder presently would have the right to acquire a total of 2,544,867 shares.

Equity Compensation Plan Information

The following table provides information regarding the aggregate number of securities to be issued under all of our stock options and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise prices as of December 31, 2007. The securities issued under equity compensation plans not approved by security holders consist entirely of options issued with respect to individual compensation arrangements for officers, directors and consultants.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflecting in Column (a))
Equity compensation plans approved by security holders	4,205,232	$1.44	2,903,887
Equity compensation plans not approved by security holders	50,000	$2.98	—
Total	4,213,232	$1.47	2,903,887

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 2007, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee, composed entirely of independent, non-employee members of the board of directors, has appointed the firm of Amper, Politziner & Mattia, P.C. (“Amper”) as the Independent Registered Public Accounting Firm to audit the consolidated financial statements of our company and its subsidiaries for fiscal year 2008 and is asking the stockholders for ratification of the appointment. Stockholder ratification is not required by our company’s bylaws or under any other applicable legal requirement. If the stockholders do not approve the selection of Amper, the audit committee will reconsider the appointment.

Amper has been our independent accounting firm since March 1, 2007, when we dismissed our former independent accounting firm, Eisner LLP (“Eisner”), in order to bring a fresh perspective following our restructuring and restatement efforts.  Amper completed our audit for the fiscal years ended December 31, 2007 and December 31, 2006 and reviewed the quarterly periods therein.  On March 27, 2008, we filed our 2007 audited financials statements with our Annual Report on Form 10-K.

  As our Independent Registered Public Accounting Firm, Amper would audit our consolidated financial statements for fiscal year 2008, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. Amper may also perform certain non-audit services for our company. The audit committee has determined that the provision of the services provided by Amper as set forth herein are compatible with maintaining Amper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

Amper will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

Amper billed us approximately $282,000 for professional services for the audit of our annual consolidated financial statements for the 2007 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2007 fiscal year and approximately $278,000 for the audit of our annual consolidated financial statements for the 2006 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2006 fiscal year.

Audit-Related Fees

In connection with filing a registration statement in late 2007, Amper billed us approximately $29,800 in fiscal year 2007 for services rendered. Except for the foregoing and as reported in the paragraph immediately above, Amper did not bill us for any assurance and related services that are reasonably related to the performance of the audit and review of our consolidated financial statements that are not already. All of these fees were billed in connection with our filings with the Securities and Exchange Commission and attendance at audit committee meetings.

Tax Fees

Amper did not render any professional services to us for tax compliance, tax advice and tax planning in the 2007 or 2006 fiscal years.

All Other Fees

Amper did not bill us in the 2007 or 2006 fiscal years for any services or products other than Audit Fees and Audit-Related Fees, as listed above.

In accordance with audit committee policy and the requirements of law, all services provided by Amper were pre-approved by the audit committee and all services to be provided by Amper will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

Required Vote and Board Recommendation

While approval of the Independent Registered Public Accounting Firm proposal is not required, the board seeks the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF AMPER, POLITZINER & MATTIA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting.  If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

ADDITIONAL INFORMATION

The required financial information included our 2007 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 27, 2008 and is attached hereto, is hereby incorporated into this Proxy Statement.

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 20, 2008

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible. –OR-
COMPANY NUMBER
TELEPHONE - Call toll-free 1-800 PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. –OR-
ACCOUNT NUMBER

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

You must enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Œ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. Œ
¾

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PROPOSAL NO. 1: Elect the following nominees to our board of directors as Class III members to a serve a three-year term:

PROPOSAL NO. 2: Ratify the appointment of Amper, Politziner & Mattia, P.C. as our Registered Public Accounting Firm for fiscal year 2008.

PROPOSAL NO. 3: Transact other business as may properly come before the meeting.

FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐
NOMINEES:
☐ FOR ALL NOMINEES	™ Aziz Ahmad
™ Dean Hiltzik
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	™ Richard Reiss

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Pleae note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
¾

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¾

 1

¢	¢

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GLOWPOINT, INC.

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2008

The undersigned stockholder of GLOWPOINT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement, each dated April 16, 2008, and hereby appoints Michael Brandofino and Edwin F. Heinen as proxy, with the full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of GLOWPOINT, INC. to be held on May 20, 2008 at 1:30 p.m., local time, at the law offices of Gibbons P.C., One Gateway Center, 21st Floor, Newark, New Jersey 07102 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued and to be signed on the reverse side)

¢	¢

 2

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 20, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Œ Please detach along perforated line and mail in the envelope provided. Œ

¾

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

PROPOSAL NO. 1: Elect the following nominees to our board of directors as Class III members to a serve a three-year term:

PROPOSAL NO. 2: Ratify the appointment of Amper, Politziner & Mattia, P.C. as our Registered Public Accounting Firm for fiscal year 2008.

PROPOSAL NO. 3: Transact other business as may properly come before the meeting.

FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐
NOMINEES:
☐ FOR ALL NOMINEES	™ Aziz Ahmad
™ Dean Hiltzik
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	™ Richard Reiss

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above. Pleae note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
¾

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

 3